Exhibit 24.1




                      FREEPORT-McMoRan INC.

                   Certificate of Secretary
                   ------------------------

     I, Michael C. Kilanowski, Jr., Secretary of Freeport-McMoRan

Inc. (the "Corporation"), a Delaware corporation, do hereby certify that the following resolution was duly adopted by the Board of

Directors of the Corporation at a meeting held on February 29,

1984, and that such resolution has not been amended, modified or rescinded and is in full force and effect:

          RESOLVED, That any report, registration statement or other form filed on behalf of this corporation pursuant to the Securities Exchange Act of 1934, or any amendment to any such report, registration statement or other form, may be signed on behalf of any director or officer of this corporation pursuant to a power of attorney executed by such director or officer.

     IN WITNESS WHEREOF, I have hereunto set my name and the seal of the Corporation this 25th day of March, 1996.



(Seal)                             /s/ Michael C. Kilanowski, Jr.
                                   ------------------------------
                                   Michael C. Kilanowski, Jr.
                                   Secretary